Exhibit 99.1

DIRECTV Announces Third Quarter 2010 Results

DIRECTV Adds 380,000 Net New Subscribers or 28% More Than a Year Ago

  DIRECTV Latin America leads quarter with 206,000 net subscriber additions driven by a 36% increase in gross additions and low monthly post-paid churn of 1.54%
  DIRECTV U.S. continues strong momentum adding 174,000 net new customers driven by higher gross additions of 1.14 million and lower monthly churn of 1.70%
  DIRECTV extends its global leadership position by topping 27 million customers in the United States, Latin America and Mexico

DIRECTV Grows Revenues 10% to $6.03 Billion and Diluted Earnings per Share 49% to $0.55

  Revenues boosted by strong net additions and ARPU growth of 4.3% at DIRECTV U.S.
  EPS fueled by operating profit growth of 67% at DIRECTV Latin America and 18% at DIRECTV U.S., as well as the repurchase of $1.37 billion of company stock in the third quarter

DIRECTV Increases Year-to-date Free Cash Flow 26% to over $2 Billion Compared to 2009

EL SEGUNDO, Calif.--(BUSINESS WIRE)--November 4, 2010--DIRECTV (NASDAQ:DTV) today reported an increase in third quarter 2010 revenues of 10% to $6.03 billion, operating profit before depreciation and amortization(1) (OPBDA) of 10% to $1.48 billion and operating profit of 27% to $868 million compared with last year’s third quarter. DIRECTV reported third quarter net income increased 31% to $479 million and diluted earnings per share grew 49% to $0.55 compared with the same period last year.

“For the fourth consecutive quarter, DIRECTV achieved double-digit revenue and OPBDA growth while also increasing EPS by 49% as more consumers across the Americas continue to purchase DIRECTV and SKY’s unrivaled choice of video services,” said Mike White, president and CEO of DIRECTV. “Driven by our industry leading HD, DVR and interactive services, gross and net subscriber additions increased in both our U.S. and Latin American businesses for the first time in 2½ years and as a result, we widened our leading position as the world’s largest provider of pay TV services with over 27 million subscribers.”

White added, “We were also pleased to see that even with DIRECTV’s strong subscriber growth and related increase in acquisition costs, consolidated OPBDA margin remained strong at 25% and year-to-date free cash flow grew 26% to over $2 billion due in part to our intense focus on improving productivity and capturing scale efficiencies. We also made significant progress in the quarter toward strengthening DIRECTV’s balance sheet as we issued $3 billion in senior notes, repaid the remaining secured debt of $1.2 billion and repurchased $1.37 billion of our stock bringing total year-to-date repurchases to $3.6 billion.”

DIRECTV’S OPERATIONAL REVIEW

DIRECTV Consolidated	Three Months		Nine Months
Dollars in Millions except Earnings	Ended September 30,		Ended September 30,
per Common Share	2010	2009	2010	2009
Revenues	$6,025	$5,465	$17,481	$15,584
Operating Profit Before Depreciation and Amortization(1)	1,484	1,348	4,694	3,819
Operating Profit	868	685	2,834	1,811
Net Income Attributable to DIRECTV	479	366	1,580	974
Diluted Earnings Per Class A Share	0.55	0.37	1.57	0.97
Adjusted Diluted Earnings Per Share(2)	0.55	0.37	1.75	0.97
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	271	231	669	766
Cash Paid for Property, Equipment and Satellites	395	284	1,077	782
Cash Flow Before Interest and Taxes(3)	968	862	2,952	2,210
Free Cash Flow(4)	665	643	2,079	1,650

Third Quarter Review

DIRECTV’s third quarter revenues of $6.03 billion increased 10% over the same period last year principally due to strong subscriber growth at DIRECTV U.S. and DIRECTV Latin America (DTVLA), as well as average monthly revenue per subscriber (ARPU) growth of 4.3% at DIRECTV U.S. and $64 million of net revenue generated by DIRECTV Sports Networks which was acquired as part of the transaction with Liberty Media Corporation in November 2009.

Operating profit before depreciation and amortization increased 10% to $1.48 billion and operating profit increased 27% to $868 million primarily due to gross profit associated with higher revenues, partially offset by an increase in subscriber acquisition costs related to higher gross additions at both DIRECTV U.S. and DTVLA and demand for advanced equipment at DIRECTV U.S. Also impacting the comparison was an increase in upgrade and retention expense mostly related to higher advanced equipment upgrades at DIRECTV U.S. and lower G&A expenses at DTVLA primarily due to a reduction in currency-related transaction charges in Venezuela ($48 million in the third quarter of 2009 compared with none in the third quarter 2010). Operating profit was also favorably impacted by the completion of amortization for subscriber-related intangible assets at DIRECTV U.S. and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

Third quarter net income attributable to DIRECTV increased 31% to $479 million driven by higher operating profit partially offset by higher tax expense principally due to the increase in pre-tax earnings and higher interest expense resulting from greater average debt balances. In addition, tax expense in the quarter was favorably impacted by a $39 million non-cash benefit from a tax settlement.

Cash flow before interest and taxes(3) increased 12% to $968 million primarily due to the higher OPBDA partially offset by increased capital expenditures mostly due to higher gross additions and demand for advanced equipment at both DIRECTV U.S. and DTVLA. Free cash flow(4) increased by 3% to $665 million compared to third quarter 2009 as the higher cash flow before interest and taxes was mostly offset by an increase in tax payments associated with higher pre-tax income and the roll-off of tax benefits related to the 2008 and 2009 government economic stimulus programs, as well as higher interest expense related to higher average debt balances. Also during the third quarter, DIRECTV U.S. completed a $3.0 billion financing transaction consisting of $750 million of 3.125% senior notes due 2016, $1.0 billion of 4.6% senior notes due 2021 and $1.25 billion of 6.0% senior notes due 2040. In addition, DIRECTV repaid the remaining $1.2 billion principal balance on its senior secured credit facility and repurchased $1.37 billion of common stock.

Year-to-Date Review

DIRECTV’s revenues for the first nine months of 2010 increased 12% over the same period last year principally due to strong subscriber and ARPU growth at both DIRECTV U.S. and DTVLA, as well as $178 million of net revenue generated by the DIRECTV Sports Networks. Operating profit before depreciation and amortization increased 23% to $4.69 billion and operating profit increased 56% to $2.83 billion primarily due to gross profit associated with higher revenues. Also contributing to the growth were lower general and administrative expenses at DTVLA principally due to a reduction in currency-related transaction charges in Venezuela ($168 million in the first nine months of 2009 compared with $22 million in the same period of 2010). Operating profit was also favorably impacted by the completion of amortization for subscriber-related intangible assets at DIRECTV U.S. and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

Through September 30, 2010, net income attributable to DIRECTV increased 62% to $1.58 billion driven by the higher operating profit as well as a $67 million gain from the final settlement of the equity collars assumed in the Liberty transaction. These gains were partially offset by higher tax expense principally resulting from the increase in pre-tax earnings, as well as greater interest expense due to higher average debt balances. Also impacting the comparison was $57 million in 2009 gains associated with the revaluation of U.S. dollar denominated monetary net-liabilities in Brazil compared with $7 million in gains for the same period in 2010.

For the first nine months of 2010, diluted earnings per share attributable to Class A shareholders was $1.57. Excluding the impact of the Malone Exchange(5), diluted earnings per share were $1.75 representing an 80% increase over the prior year’s diluted earnings per share of $0.97. The improvement was driven by the higher net income as well as a lower average share count resulting from stock repurchases made over the last year and a reduction in share count resulting from the Liberty transaction in November 2009.

Cash flow before interest and taxes increased 34% to $3.0 billion and free cash flow increased 26% to $2.08 billion compared to the first nine months of 2009 primarily due to the higher OPBDA partially offset by increased capital expenditures associated with higher gross additions and sales of advanced equipment at DTVLA. In addition, free cash flow was negatively impacted by higher tax payments in 2010 associated with an increase in pre-tax income as well as the roll-off of tax benefits related to the 2008 and 2009 government economic stimulus programs. In the first nine months, cash paid for share repurchases was $3.56 billion. In 2010, DIRECTV U.S. completed two $3.0 billion senior notes financings which are summarized in the table below. Also during 2010, DIRECTV repaid the remaining amounts of its senior secured credit facilities totaling $2.32 billion and made payments of $1.54 billion to repay the debt and associated equity collars assumed in the Liberty transaction.

March 2010 Financing			August 2010 Financing
Amount	% Coupon	Due Date	Amount	% Coupon	Due Date
$1.2B	3.55%	2015	$750M	3.125%	2016
$1.3B	5.20%	2020	$1.0B	4.60%	2021
$500M	6.35%	2040	$1.25B	6.00%	2040

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Third Quarter Review

	Three Months		Nine Months
DIRECTV U.S.	Ended September 30,		Ended September 30,
Dollars in Millions except ARPU	2010	2009	2010	2009
Revenue	$5,031	$4,703	$14,737	$13,545
Average Monthly Revenue per Subscriber (ARPU) ($)	88.98	85.32	87.43	83.09
Operating Profit Before Depreciation and Amortization(1)	1,192	1,179	3,892	3,410
Operating Profit	720	611	2,427	1,660
Cash Flow Before Interest and Taxes(3)	806	843	2,663	2,083
Free Cash Flow(4)	450	529	1,702	1,488
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,137	1,086	3,008	3,309
Average Monthly Subscriber Churn	1.70%	1.72%	1.56%	1.53%
Net Subscriber Additions	174	136	374	820
Cumulative Subscribers	18,934	18,441	18,934	18,441

In the quarter, DIRECTV U.S. revenues increased 7% to $5.03 billion primarily due to strong ARPU growth and the larger subscriber base. ARPU of $88.98 increased 4.3% largely due to programming package price increases, higher HD and DVR service fees and advertising sales partially offset by an increase in acquisition and retention promotional discounts. Due in part to improved customer offers and segmentation, as well as relatively stable economic and competitive conditions, net additions of 174,000 were 28% higher than a year ago as gross additions increased to 1.14 million and churn declined to 1.70%. DIRECTV U.S. ended the quarter with 18.93 million subscribers compared with 18.44 million subscribers reported on September 30, 2009.

Third quarter OPBDA increased 1% to $1.19 billion and operating profit increased 18% to $720 million due to gross profit associated with higher revenues but were mostly offset by an increase in subscriber acquisition costs related to higher gross additions and demand for advanced equipment by both new and existing subscribers. Operating profit was also favorably impacted by the completion of amortization for subscriber-related intangible assets and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

DIRECTV Latin America Segment

DIRECTV owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America (DTVLA), had approximately 2.75 million subscribers as of September 30, 2010 bringing the total subscribers in the region to 8.18 million.

Third Quarter Review

	Three Months		Nine Months
DIRECTV Latin America	Ended September 30,		Ended September 30,
Dollars in Millions except ARPU	2010	2009	2010	2009
Revenue	$930	$761	$2,566	$2,039
Average Monthly Revenue per Subscriber (ARPU) ($)	58.20	59.80	56.88	55.25
Operating Profit Before Depreciation and Amortization(1)	313	199	822	478
Operating Profit	172	103	438	217
Cash Flow Before Interest and Taxes(3)	151	81	286	244
Free Cash Flow(4)	111	38	159	118
Subscriber Data(6) (in 000’s except Churn)
Gross Subscriber Additions	525	385	1,679	1,115
Average Monthly Subscriber Churn	2.00%	1.75%	1.86%	1.84%
Net Subscriber Additions	206	162	842	438
Cumulative Subscribers	5,430	4,330	5,430	4,330

Revenues for DIRECTV Latin America increased 22% to $930 million due to continued strong subscriber growth including a 27% increase in third quarter net additions to 206,000. Gross additions in the quarter increased 36% largely due to continued strong demand for HD, DVR and pre-paid services, as well as targeted customer promotions aimed at the middle-market segment resulting in strong growth across the region, most notably in Brazil, Argentina and Ecuador. Also in the quarter, average monthly churn increased to 2.00% due to higher pre-paid churn mostly associated with the completion of the FIFA World Cup soccer tournament in July 2010. Post-paid churn was relatively unchanged at 1.54%. ARPU declined 2.7% in the quarter due to currency devaluations, mainly in Venezuela. However in local currency terms, ARPU increased 4% mostly due to price increases and higher sales of advanced products throughout the region.

DIRECTV Latin America’s third quarter 2010 OPBDA of $313 million improved 57% and operating profit of $172 million increased 67% over last year’s third quarter. The increases were primarily due to gross profit associated with higher revenue, as well as a smaller charge in connection with the exchange of Venezuelan currency to U.S. dollars ($48 million in the third quarter of 2009 compared with none in the current quarter). The growth was partially offset by increased subscriber acquisition costs associated with the higher gross additions. Also impacting operating profit were higher depreciation expenses mostly due to the increase in set-top boxes deployed related to the higher gross subscriber additions attained over the last year.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s third quarter 2010 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 11:00 a.m. ET, today November 4, 2010. Access to the earnings call is also available in the United States by dialing (888) 811-5456 and internationally by dialing (913) 312-0398. The conference ID number is 1445841. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The Replay pass code is 1445841. The replay will be available from 1:00 p.m. PT Thursday, November 4 through 9:59 p.m. PT Thursday, November 11 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of DIRECTV and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2009 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) See reconciliation of adjusted diluted earnings per share to diluted earnings per share at the end of this release.

(3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes.” This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment,” “Cash paid for satellites,” “Cash paid for subscriber leased equipment – subscriber acquisitions,” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(5) In the second quarter of 2010, DIRECTV resolved an FCC issue regarding our Puerto Rico operations by consummating a transaction with Dr. John C. Malone and members of his family. Under the terms of the agreement, the Malones exchanged 21.8 million shares of Class B common stock of the Company, which was all of the outstanding Class B shares, for 26.5 million shares of Class A common stock. The additional 4.7 million shares were valued at approximately $160 million.

(6) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 6,000 subscribers to DIRECTV Latin America in the third quarter of 2009 and net 9,000 subscribers to DIRECTV Latin America in the first nine months of 2009. Cumulative subscriber totals include the impact of the migrated and acquired subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

DIRECTV (NASDAQ:DTV) is the world’s leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 18.9 million customers in the United States and over 8.1 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 65 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues	$6,025	$5,465	$17,481	$15,584

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,499	2,271	7,179	6,404
Subscriber service expenses	439	406	1,241	1,126
Broadcast operations expenses	86	87	259	254
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	812	699	2,193	2,076
Upgrade and retention costs	321	277	853	819
General and administrative expenses	384	377	1,062	1,086
Depreciation and amortization expense	616	663	1,860	2,008
Total operating costs and expenses	5,157	4,780	14,647	13,773

Operating profit	868	685	2,834	1,811

Interest income	9	9	28	25
Interest expense	(147)	(101)	(396)	(304)
Liberty transaction and related gains	-	-	67	-
Other, net	26	10	45	67

Income before income taxes	756	603	2,578	1,599

Income tax expense	(256)	(219)	(949)	(585)

Net income	500	384	1,629	1,014

Less: Net income attributable to noncontrolling interest	(21)	(18)	(49)	(40)

Net income attributable to DIRECTV	$479	$366	$1,580	$974

Net income attributable to DIRECTV Class A common stockholders (DIRECTV Group common stockholders for the three and nine month periods ended September 30, 2009)	$479	$366	$1,396	$974
Net income attributable to DIRECTV Class B common stockholders, including $160 million exchange inducement value for the Malone Transaction	-	-	184	-
Net income attributable to DIRECTV	$479	$366	$1,580	$974

Basic earnings attributable to DIRECTV Class A stockholders per common share (DIRECTV Group common shares for the three and nine month periods ended September 30, 2009)	$0.56	$0.38	$1.58	$0.97

Diluted earnings attributable to DIRECTV Class A stockholders per common share (DIRECTV Group common shares for the three and nine month periods ended September 30, 2009)	0.55	0.37	1.57	0.97

Basic and diluted earnings attributable to DIRECTV Class B stockholders per common share, including $160 million exchange inducement value for the Malone Transaction	-	-	8.44	-

Weighted average number of Class A common shares outstanding (in millions)
Basic	861	-	885	-
Diluted	868	-	891	-

Weighted average number of Class B common shares outstanding, through June 16, 2010 (in millions)
Basic	-	-	22	-
Diluted	-	-	22	-

Weighted average number of total common shares outstanding (in millions)
Basic	861	973	898	999
Diluted	868	977	904	1,003

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$2,988	$2,605
Accounts receivable, net of allowances of $87 and $56	1,790	1,625
Inventories	185	212
Deferred income taxes	43	217
Prepaid expenses and other	547	396

Total current assets	5,553	5,055
Satellites, net	2,259	2,338
Property and equipment, net	4,278	4,138
Goodwill	4,140	4,164
Intangible assets, net	1,107	1,131
Investments and other assets	1,444	1,434

Total assets	$18,781	$18,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,656	$3,757
Unearned subscriber revenues and deferred credits	566	434
Current portion of long-term debt	-	1,510

Total current liabilities	4,222	5,701
Long-term debt	10,471	6,500
Deferred income taxes	1,202	1,070
Other liabilities and deferred credits	1,508	1,678
Commitments and contingencies
Redeemable noncontrolling interest	700	400
Stockholders' equity	678	2,911

Total liabilities and stockholders' equity	$18,781	$18,260

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash Flows From Operating Activities
Net income	$1,629	$1,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,860	2,008
Amortization of deferred revenues and deferred credits	(27)	(38)
Share-based compensation expense	60	39
Equity in earnings from unconsolidated affiliates	(70)	(34)
Dividends received	58	69
Net foreign currency transaction gains	(7)	(57)
Liberty transaction and related gains	(67)	-
Deferred income taxes	286	311
Other	60	36
Change in other operating assets and liabilities:
Accounts receivable	(148)	30
Inventories	27	(34)
Prepaid expenses and other	(140)	(61)
Accounts payable and accrued liabilities	246	(174)
Unearned subscriber revenue and deferred credits	132	147
Other, net	(74)	(58)
Net cash provided by operating activities	3,825	3,198
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,647)	(1,508)
Cash paid for satellites	(99)	(40)
Investment in companies, net of cash acquired	(1)	(30)
Other, net	(33)	11
Net cash used in investing activities	(1,780)	(1,567)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	5,978	1,990
Debt issuance costs	(44)	(12)
Repayment of long-term debt	(2,323)	(661)
Repayment of collar loan	(1,537)	-
Repayment of other long-term obligations	(94)	(85)
Common shares repurchased and retired	(3,561)	(1,613)
Stock options exercised	2	33
Taxes paid in lieu of shares issued for share-based compensation	(92)	-
Excess tax benefit from share-based compensation	9	5
Net cash used in financing activities	(1,662)	(343)
Net increase in cash and cash equivalents	383	1,288
Cash and cash equivalents at beginning of the period	2,605	2,005
Cash and cash equivalents at the end of the period	$2,988	$3,293

Supplemental Cash Flow Information
Cash paid for interest	$300	$274
Cash paid for income taxes	601	311

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
DIRECTV U.S.
Revenues	$5,031	$4,703	$14,737	$13,545
Operating profit before depreciation and amortization (1)	1,192	1,179	3,892	3,410
Operating profit before depreciation and amortization margin (1)	23.7%	25.1%	26.4%	25.2%
Operating profit	$720	$611	$2,427	$1,660
Operating profit margin	14.3%	13.0%	16.5%	12.3%
Depreciation and amortization	$472	$568	$1,465	$1,750
Capital expenditures	428	357	1,117	1,142

DIRECTV LATIN AMERICA
Revenues	$930	$761	$2,566	$2,039
Operating profit before depreciation and amortization (1)	313	199	822	478
Operating profit before depreciation and amortization margin (1)	33.7%	26.1%	32.0%	23.4%
Operating profit	$172	$103	$438	$217
Operating profit margin	18.5%	13.5%	17.1%	10.6%
Depreciation and amortization	$141	$96	$384	$261
Capital expenditures	237	158	627	405

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$64	$1	$178	$-
Operating profit (loss) before depreciation and amortization (1)	(21)	(30)	(20)	(69)
Operating profit (loss)	(24)	(29)	(31)	(66)
Depreciation and amortization	3	(1)	11	(3)
Capital expenditures	1	-	2	1

TOTAL
Revenues	$6,025	$5,465	$17,481	$15,584
Operating profit before depreciation and amortization (1)	1,484	1,348	4,694	3,819
Operating profit before depreciation and amortization margin (1)	24.6%	24.7%	26.9%	24.5%
Operating profit	$868	$685	$2,834	$1,811
Operating profit margin	14.4%	12.5%	16.2%	11.6%
Depreciation and amortization	$616	$663	$1,860	$2,008
Capital expenditures	666	515	1,746	1,548

(1)	See footnote 1 above.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues	$5,031	$4,703	$14,737	$13,545

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,125	1,998	6,158	5,668
Subscriber service expenses	351	338	999	946
Broadcast operations expenses	68	70	203	206
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	724	621	1,929	1,871
Upgrade and retention costs	306	266	815	785
General and administrative expenses	265	231	741	659
Depreciation and amortization expense	472	568	1,465	1,750
Total operating costs and expenses	4,311	4,092	12,310	11,885

Operating profit	720	611	2,427	1,660

Interest income	-	1	4	4
Interest expense	(131)	(85)	(344)	(254)
Other, net	(9)	(19)	(9)	(13)

Income before income taxes	580	508	2,078	1,397

Income tax expense	(228)	(197)	(811)	(539)

Net income	$352	$311	$1,267	$858

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$1,466	$1,716
Accounts receivable, net of allowances of $57 and $29	1,541	1,421
Inventories	167	200
Deferred income taxes	-	60
Prepaid expenses and other	346	163

Total current assets	3,520	3,560
Satellites, net	1,812	1,870
Property and equipment, net	2,804	2,998
Goodwill	3,176	3,167
Intangible assets, net	508	582
Other assets	238	231

Total assets	$12,058	$12,408

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,737	$2,727
Unearned subscriber revenues and deferred credits	468	353
Current portion of long-term debt	-	308

Total current liabilities	3,205	3,388
Long-term debt	10,471	6,500
Deferred income taxes	624	559
Other liabilities and deferred credits	481	510
Commitments and contingencies
Owner’s equity (deficit)	(2,723)	1,451

Total liabilities and owner’s equity	$12,058	$12,408

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash Flows From Operating Activities
Net income	$1,267	$858
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,465	1,750
Amortization of deferred revenues and deferred credits	(27)	(38)
Share-based compensation expense	50	31
Deferred income taxes	193	182
Other	25	20
Change in other operating assets and liabilities:
Accounts receivable	(103)	53
Inventories	33	(33)
Prepaid expenses and other	(185)	(62)
Accounts payable and accrued liabilities	5	(196)
Unearned subscriber revenue and deferred credits	115	134
Other, net	(19)	(69)
Net cash provided by operating activities	2,819	2,630
Cash Flows From Investing Activities
Cash paid for property and equipment	(349)	(336)
Cash paid for subscriber leased equipment - subscriber acquisitions	(437)	(445)
Cash paid for subscriber leased equipment - upgrade and retention	(232)	(321)
Cash paid for satellites	(99)	(40)
Investment in companies, net of cash acquired	(1)	(11)
Other	3	-
Net cash used in investing activities	(1,115)	(1,153)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	5,978	1,990
Debt issuance costs	(44)	(12)
Repayment of long-term debt	(2,323)	(661)
Repayment of other long-term obligations	(73)	(66)
Cash dividends to Parent	(5,500)	(1,500)
Excess tax benefit from share-based compensation	8	4
Net cash used in financing activities	(1,954)	(245)
Net increase (decrease) in cash and cash equivalents	(250)	1,232
Cash and cash equivalents at beginning of the period	1,716	1,149
Cash and cash equivalents at end of the period	$1,466	$2,381

Supplemental Cash Flow Information
Cash paid for interest	$248	$224
Cash paid for income taxes	717	375

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Operating Profit Before Depreciation and Amortization	$1,484	$1,348	$4,694	$3,819
Subtract: Depreciation and amortization expense	616	663	1,860	2,008
Operating Profit	$868	$685	$2,834	$1,811

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is expected to be filed with the SEC in November 2010.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to
Net Cash Provided by Operating Activities
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$968	$862	$2,952	$2,210
Adjustments:
Cash paid for interest	(93)	(73)	(300)	(274)
Interest income	9	9	28	25
Income taxes paid	(219)	(155)	(601)	(311)
Subtotal - Free Cash Flow	665	643	2,079	1,650
Add Cash Paid For:
Property and equipment	636	506	1,647	1,508
Satellites	30	9	99	40
Net Cash Provided by Operating Activities	$1,331	$1,158	$3,825	$3,198

DIRECTV
Reconciliation of Consolidated DIRECTV Adjusted Diluted EPS to Diluted EPS
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Adjusted Diluted EPS	$0.55	$0.37	$1.75	$0.97
Impact of Malone Transaction	-	-	(0.18)	-
Diluted EPS	$0.55	$0.37	$1.57	$0.97

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to
Net Cash Provided by Operating Activities
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$151	$81	$286	$244
Adjustments:
Cash paid for interest	(14)	(16)	(44)	(48)
Interest income	9	7	23	19
Income taxes paid	(35)	(34)	(106)	(97)
Subtotal - Free Cash Flow	111	38	159	118
Add Cash Paid For:
Property and equipment	237	158	627	405
Net Cash Provided by Operating Activities	$348	$196	$786	$523

(3) and (4) - See footnotes above of this earnings release.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Operating Profit	$720	$611	$2,427	$1,660
Adjustments:
Subscriber acquisition costs (expensed)	724	621	1,929	1,871
Depreciation and amortization expense	472	568	1,465	1,750
Cash paid for subscriber leased equipment - upgrade and retention	(80)	(95)	(232)	(321)
Pre-SAC margin*	$1,836	$1,705	$5,589	$4,960
Pre-SAC margin as a percentage of revenue*	36.5%	36.3%	37.9%	36.6%

Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to
Net Cash Provided by Operating Activities
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$806	$843	$2,663	$2,083
Adjustments:
Cash paid for interest	(77)	(57)	(248)	(224)
Interest income	0	1	4	4
Income taxes paid	(279)	(258)	(717)	(375)
Subtotal - Free Cash Flow	450	529	1,702	1,488
Add Cash Paid For:
Property and equipment	127	117	349	336
Subscriber leased equipment - subscriber acquisitions	191	136	437	445
Subscriber leased equipment - upgrade and retention	80	95	232	321
Satellites	30	9	99	40
Net Cash Provided by Operating Activities	$878	$886	$2,819	$2,630

(3) and (4) - See footnotes above of this earnings release.

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to  “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in Millions, Except SAC Amounts)
Subscriber acquisition costs (expensed)	$724	$621	$1,929	$1,871
Cash paid for subscriber leased equipment - subscriber acquisitions	191	136	437	445
Total acquisition costs	$915	$757	$2,366	$2,316
Gross subscriber additions (000's)	1,137	1,086	3,008	3,309
Average subscriber acquisition costs-per subscriber (SAC)	$805	$697	$787	$700

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, 212-205-0882
Investor Relations: 310-964-0808